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                                                                   EXHIBIT 24(b)


                          UNITED WATER RESOURCES INC.
                          ---------------------------


             Extract from Minutes of Meeting of Board of Directors
                          held Thursday, July 6, 1995
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          The undersigned, ALLAN D. SHAKLEY, Assistant Secretary of UNITED WATER
RESOURCES INC., hereby certifies that the following is a true and correct copy of an extract from the Minutes of a meeting of the Board of Directors of UNITED WATER RESOURCES INC. held on Thursday, July 6, 1995, at which time a quorum was present and voting throughout:

     RESOLVED, that 4,000,000 additional shares of the Company's authorized but unissued Common Stock, no par value per share (the "Additional Common Stock"; every reference to the term Additional Common Stock shall include the Company's Series A Participating Preferred Stock Purchase Rights appertaining thereto), be and they hereby are reserved for issuance in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"); and be it further

     RESOLVED, that the officers of the Company be and they are, and each of them singly is, hereby authorized to cause to be prepared a Registration Statement of the Company on Form S-3 (or any other form as may be appropriate) for describing the Plan (including any changes from the existing Plan approved by the Chairman of the Board of Directors) and for the registration under the Securities Act of 1933, as amended, of the Additional Common Stock; and that the Chairman of the Board of Directors, the President, the Secretary, the Treasurer or any Assistant Secretary of the Company be and they are, and each of them singly is, hereby authorized to execute in the name and on behalf of the Company such Registration Statement and such other documents or instruments and any amendments thereto or other documents pertaining thereto, and, when so executed on behalf of the Company, and by the proper officers of the Company and a majority of its directors, to file said Registration Statement with the Securities and Exchange Commission; and be it further
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     RESOLVED, that any and all actions by the officers of the Company, and each of them singly, previously taken to cause to be prepared, executed and filed an application with the New York Stock Exchange, Inc. for the listing of the Additional Common Stock on such Exchange are hereby ratified and approved; and that the Chairman of the Board of Directors, the President, the Secretary, the Treasurer, and any Assistant Secretary of the Company, and counsel to the Company, be and they are, and each of them singly is, hereby authorized to appear before officials of such Exchange with authority to make such additions, deletions or other changes in such application and to take such actions as in his discretion may be necessary to effect such listing; and be it further

     RESOLVED, that the Company hereby constitutes and appoints Donald L.
               Correll, E. Ellsworth McMeen III, and Allan D. Shakley, and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent for it and on its behalf and in its name, place and stead, to sign, execute and file in connection with the Plan the Registration Statement and any and all amendments and supplements thereto and documents required in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as this Company might or could do; and be it further

     RESOLVED, that the Chairman of the Board of Directors, the President, the Secretary, the Treasurer, and any Assistant Secretary of the Company be and they are, and each of them singly is, hereby authorized to take any and all action and furnish any and all information which, in the judgment of the officer taking the action, is necessary, useful or appropriate in order to render eligible for offering and sale under the so-called Blue Sky or securities laws of any of the states of the United States of America the Additional Common Stock, including, but without limiting the foregoing, making applications for and obtaining permits, orders, authorizations or exemptions or effecting qualifications or registrations under such Blue Sky or securities laws whether relating to the Additional Common Stock or to the Company as an issuer, broker, dealer or seller of such securities and in that connection, executing and

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               filing such documents, including consents to service of process or the appointment of agents to receive service of process, and making such agreements as may appear necessary, useful or appropriate; and be it further

     RESOLVED, that the officers of the Company be and they are, and each of them singly is, hereby authorized and directed, upon receipt by the Company of payment in full for the Additional Common Stock pursuant to the terms of the Plan, to cause to be issued on behalf of the Company, such Additional Common Stock as contemplated under the Plan, all shares so issued constituting fully paid and non-assessable shares; and be it further

     RESOLVED, that the proceeds from the sale of Additional Common Stock be used for general corporate purposes; and be it further

     RESOLVED, that First Interstate Bank of California, Transfer Agent for shares of Common Stock of the Company, is hereby authorized and requested to issue, countersign and deliver, in accordance with the order or orders of the Company evidenced by a writing or writings signed by the Company's Chairman of the Board of Directors, the President, the Secretary, the Treasurer, or any Assistant Secretary certificates for up to 4,000,000 shares of the Company's Common Stock, no par value per share, to the extent certificates are required pursuant to the Plan; and be it further

     RESOLVED, that First Interstate Bank of California, Registrar for shares of
               Common Stock of the Company, is hereby authorized and requested to register and countersign certificates for the Additional Common Stock when issued and countersigned by the Transfer Agent; and be it further

     RESOLVED, that when and as certificates for the Additional Common Stock of the Company may hereafter be surrendered to First Interstate Bank of California, as Transfer Agent for the Company's Common Stock, properly endorsed for transfer, said Bank is hereby authorized and requested to issue and countersign new certificates for the same number of shares of Common Stock of the Company in the name or names of the transferee or transferees and First Interstate Bank of California, as Registrar for the Company's Common Stock, is hereby authorized and requested to register and

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               countersign such new certificates when and as the same are issued by First Interstate Bank of California, as Transfer Agent; and be it further

     RESOLVED, that the officers of the Company be and they are, and each of them singly is, hereby authorized and directed on behalf of the Company to do all acts and things and to execute any and all documents that may be necessary or, in the opinion of the officer so acting, desirable or expedient in connection with the issue and sale of Additional Common Stock and to employ such counsel, financial advisors and assistants as may be deemed necessary or expedient by them, or any of them, to accomplish the purposes of these resolutions; and be it further

     RESOLVED, that if the Chairman of the Board of Directors shall determine that the Plan should cover not only authorized and unissued shares of the Company's Common Stock but also shares purchased on the open market for Plan participants, the term "Additional Common Stock" used in the foregoing resolutions shall, to the extent necessary for the full and proper authorization of such Plan feature, include shares that are so purchased on the open market, and First Interstate Bank of California (or another entity selected by or acceptable to said Chairman) shall be authorized to act in connection with said purchase of open-market shares of the Company's Common Stock; and be it further

     RESOLVED, that the officers of the Company be and they are, and each of them singly is, hereby authorized and directed to do and perform all such acts and things and to sign all such documents and to take all such other steps as may be necessary, advisable or convenient and proper to carry out the intent of the foregoing resolutions.

     WITNESS, my hand and the seal of the company this 17th day of July 1995.

                                            /s/ Allan D. Shakley
                                        ----------------------------
                                             Assistant Secretary

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